Exhibit 99.7

Yarrow Bioscience Reports Second Quarter 2026 Financial Results and Provides Business Update

Enrollment ongoing in Phase 2a/2b trial evaluating YB-101, a potential first-in-class anti-TSHR antibody, in patients with Graves’ disease (with or without TED); Phase 2a topline results expected in the second half of 2027

Closed previously announced private financings totaling $200 million; expected to fund operations into 2028

Completed reverse merger with VYNE Therapeutics and commenced trading on Nasdaq under the ticker symbol “YARW”

New Haven, Conn.—August 13, 2026—Yarrow Bioscience, Inc. (“Yarrow” or the “Company”) (Nasdaq: YARW), a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases, today announced financial results for the second quarter ended June 30, 2026 and provided business updates.

“The second quarter was highly productive for Yarrow and included the initiation of our Phase 2a/2b clinical trial of YB-101, a potential first-in-class anti-TSHR antibody that represents a highly differentiated approach to treating both Graves’ disease and thyroid eye disease. These two diseases converge on the TSHR, a single receptor that no approved therapy targets directly, giving Yarrow the unique opportunity to treat both conditions with a single molecule,” said Rebecca V. Frey, PharmD, President and Chief Executive Officer of Yarrow. “With the merger with VYNE Therapeutics now complete and cash runway expected to fund operations into 2028, we're well-positioned to advance YB-101 in GD, where dosing is underway and Phase 2a data are expected in the second half of 2027. Additionally, GenSci continues its Phase 1 MAD study in TED in China, which we expect to inform our global TED development plans.”

Second Quarter 2026 Highlights and Upcoming Milestones

YB-101: potential first-in-class anti-TSHR antibody for GD and TED

•	The U.S. Food and Drug Administration (FDA) granted Fast Track Designation for YB-101 in GD.

•	The Company initiated the Phase 2a/2b trial of YB-101 in patients with Graves’ disease (GD), with or without concurrent thyroid eye disease (TED).

o	The Phase 2a portion of the trial is a randomized, placebo-controlled proof-of-concept trial of 32 patients across four cohorts designed to evaluate safety, pharmacokinetics (PK), pharmacodynamics (PD), and efficacy over 24 weeks, including the percentage of patients who are euthyroid and off anti-thyroid drugs, as well as relevant measures of orbitopathy in patients with concurrent TED.

o	Topline results from the Phase 2a portion of the trial are expected in the second half of 2027.

o	The Phase 2b portion of the trial is expected to commence in the first half of 2028.

•	Licensing partner, Changchun GeneScience Pharmaceutical Co., Ltd. (“GenSci”), continues to advance YB-101 (also known as GenSci098) in greater China. Data from GenSci’s ongoing Phase 1 multiple ascending dose (MAD) trial in TED are anticipated in the second half of 2027 and are expected to inform the Company’s global TED development plans.

Recent Corporate Update

The Company completed the merger with VYNE Therapeutics Inc. (the “Merger”), closed the previously announced private financings that resulted in gross proceeds totaling approximately $200 million, and began trading on the Nasdaq Capital Market under the ticker symbol “YARW.” The financings were led by founding investor RTW Investments, with participation from OrbiMed, Janus Henderson Investors, venBio Partners, Logos Capital, LifeSci Venture Partners, and Perceptive Advisors.

Second Quarter 2026 Financial Results

•	Cash Position: As of June 30, 2026, Yarrow had cash and cash equivalents of $18.7 million. Yarrow expects its cash and cash equivalents as of June 30, 2026, together with the proceeds of $100 million received in July 2026 from the second half of the pre-Merger private financings, to fund operations into 2028.

•	Research & Development Expenses: R&D expenses totaled $4.9 million for the second quarter of 2026.

•	General & Administrative Expenses: G&A expenses totaled $1.8 million for the second quarter of 2026.

•	Net Loss: Net loss totaled $6.5 million for the second quarter of 2026.

•	Shares Outstanding: Subsequent to the Merger, Yarrow has approximately 28.6 million shares of common stock and common stock equivalents issued and outstanding.

•	Additional Information: The financial results presented in this release reflect those of Pre-Merger Yarrow (Yarrow Bioscience Operating Company Corp. f/k/a Yarrow Bioscience, Inc.) for the quarter ended June 30, 2026. For additional information on the Company’s financial results for the quarter ended June 30, 2026, please refer to the Company’s Current Report on Form 8-K/A expected to be filed with the SEC later today.

About the Phase 2a/2b Clinical Trial of YB-101 in Patients with GD, With or Without TED

The Phase 2a/2b clinical trial (NCT07682896) is a randomized, blinded, placebo-controlled two-part trial evaluating YB-101 in patients with GD, with or without concurrent TED. The Phase 2a portion (Part 1) is a proof-of-concept trial of YB-101 versus placebo aiming to enroll 32 patients across four cohorts. The trial will evaluate safety, PK, PD, and efficacy endpoints through 24 weeks, including the percentage of patients who are euthyroid and off anti-thyroid drugs, as well as relevant measures of orbitopathy in patients with concurrent TED. Data from the Phase 2a portion are expected in the second half of 2027.

The Phase 2b portion (Part 2) is expected to be conducted as a dose-finding trial and enroll approximately 200 patients. The selection of doses and dosing intervals for the Phase 2b is expected to be informed by the safety, efficacy, PK, and PD data generated in the Phase 2a. The Phase 2b portion is anticipated to commence in the first half of 2028.

About Yarrow Bioscience

Yarrow Bioscience, Inc. is a clinical-stage biotechnology company focused on developing transformative therapies for autoimmune thyroid diseases. The Company is developing YB-101, a potential first-in-class anti-thyroid stimulating hormone receptor (TSHR) monoclonal antibody designed to directly and rapidly disrupt the central mechanism of both Graves’ disease (GD) and thyroid eye disease (TED). For more information, visit www.yarrowbioscience.com.

Forward-looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These forward-looking statements include express or implied statements relating to: the therapeutic potential of YB-101 to address both GD and TED with a single product candidate; the design, initiation, enrollment, progress, timing and results of clinical trials of YB-101 conducted by the Company and by GenSci, including the expected timing of data from the Phase 2a portion of the Company’s Phase 2a/2b trial, data from the MAD portion of GenSci’s Phase 1 TED trial, and the anticipated commencement of the Phase 2b portion of the trial; the Company’s regulatory strategy and its ability to obtain and maintain regulatory approvals, including the implications of YB-101’s Fast Track Designation; the sufficiency of the Company’s capital resources and its expectation that its cash balance will fund operations into 2028; the Company’s licensing partnership with GenSci and future development plans for YB-101 in TED globally; the market opportunity for YB-101 in GD and TED; and the Company’s strategy, plans, objectives and expectations for future operations. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated.

The forward-looking statements contained in this press release are based on current expectations and beliefs concerning future developments and their potential effects and therefore are subject to other risks and uncertainties. These risks and uncertainties include, but are not limited to, risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; the effect of the completion of the Merger on the Company’s business relationships, operating results and business generally; risks associated with the Company’s ability to manage expenses and unanticipated spending and costs that could reduce the Company’s cash resources; risks related to the Company’s ability to correctly estimate its operating expenses and other events; changes in capital resource requirements; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance its product candidates or its preclinical programs; the outcome of any legal proceedings that may be instituted against the Company or any of its directors or officers; the ability of the Company to obtain, maintain and protect its intellectual property rights, in particular those related to its product candidates; the Company’s ability to advance the development of its product candidates or preclinical activities under the timelines it anticipates in planned and future clinical trials; the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; the Company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, licensing programs or other collaborations; regulatory requirements or developments and the Company’s ability to obtain necessary approvals from the FDA or other regulatory authorities; changes to clinical trial designs and regulatory pathways; competitive responses to the Merger and changes in expected or existing competition; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the completion of the Merger; legislative, regulatory, political and economic developments; and those risks and uncertainties and other factors more fully described in filings with the Securities and Exchange Commission (the “SEC”), including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by the Company with the SEC from time to time and available at www.sec.gov. These forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company, all of which are subject to change. Such forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to update such statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable law.

For More Information

Investor Contact

Joyce Allaire

LifeSci Advisors

Jallaire@lifesciadvisors.com

Media Contact

Michael Galfetti

Ten Bridge Communications

tbcyarrow@tenbridgecommunications.com

YARROW BIOSCIENCE OPERATING COMPANY CORP.

(f/k/a YARROW BIOSCIENCE, INC.)

Balance SheetS(1)
(in thousands, except share and per share data)

(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$18,670	$99,994
Restricted cash	105	—
Prepaid and other current assets	4,509	6
Total current assets	23,284	100,000
Deferred transaction costs	2,282	407
Total assets	$25,566	$100,407

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable (related party of $610 at December 31, 2025)	$2,206	$1,534
Accrued expenses	2,944	70,013
Total current liabilities	5,150	71,547
Total liabilities	5,150	71,547

Commitments and contingencies

Series A convertible preferred stock, $0.0001 par value, 14,516,188 shares authorized, issued and outstanding at June 30, 2026 and December 31, 2025; liquidation value of $100,000	99,850	99,850

Stockholders’ deficit:
Common stock, $0.0001 par value, 29,672,628 shares authorized, 3,047,675 issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	817	4
Accumulated deficit	(80,251)	(70,994)
Total stockholders’ deficit	(79,434)	(70,990)
Total liabilities, convertible preferred stock and stockholders’ deficit	$25,566	$100,407

(1)	Historical share amounts have been retroactively adjusted to reflect the exchange ratio of 0.7171.

YARROW BIOSCIENCE OPERATING COMPANY CORP.

(f/k/a YARROW BIOSCIENCE, INC.)

StatementS of Operations(1)
(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026
Operating expenses:
Research and development	$4,939	$6,185
General and administrative	1,757	3,373
Total operating expenses	6,696	9,558
Net loss from operations	(6,696)	(9,558)

Other income
Interest income	184	301
Net loss	$(6,512)	$(9,257)

Share information:
Net loss per share of common stock, basic and diluted	$(2.14)	$(3.04)
Weighted-average shares of common stock outstanding, basic and diluted	3,047,675	3,047,675

(1)	Historical share and per share amounts have been retroactively adjusted to reflect the exchange ratio of 0.7171.